Consent of Independent Auditors


We consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated November 19, 1999 relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Report to Shareholders of Oppenheimer Disciplined Allocation Fund.

We also consent to the incorporation by reference of our report into the Prospectus of Oppenheimer Disciplined Allocation Fund dated February 28, 2000 which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information of Oppenheimer Disciplined Allocation Fund and to the reference to us under the heading "Financial Highlights" in the Prospectus of Oppenheimer Disciplined Allocation Fund both dated February 28, 2000.

/S/ KPMG LLP

KPMG LLP


Denver, Colorado
July 11, 2000





















205_consentKPMG.doc